SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                               TECHNISOURCE, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                               TECHNISOURCE, INC.
                       1901 CYPRESS CREEK ROAD, SUITE 202
                            FORT LAUDERDALE, FL 33309
                                 (954) 493-8601

                                                     April 16, 1999

     To Our Shareholders:

     On behalf of the Board of Directors of Technisource, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at The Westin of Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida on Thursday, May 6, 1999, at 11:00 a.m. local time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted upon at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company's management to discuss the Company's progress with you in person.

     Whether in person or by proxy, it is important that your shares be represented at the Annual Meeting. To ensure your participation in the Annual Meeting, regardless of whether you intend to attend in person, please complete, sign, date and return the enclosed proxy promptly. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on May 6.

                                                       Yours truly,

                                                       Joseph W. Collard
                                                       President and
                                                       Chief Executive Officer

                               TECHNISOURCE, INC.
                       1901 CYPRESS CREEK ROAD, SUITE 202
                         FORT LAUDERDALE, FLORIDA 33309

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON THURSDAY, MAY 6, 1999

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Technisource, Inc. (the "Company") will be held at The Westin of Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida on Thursday, May 6, 1999, at 11:00 a.m., for the following purposes:

     1. To elect six directors of the Company to serve until the 2000 Annual Meeting of Shareholders;

     2. To ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on March 19, 1999, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     JOSEPH W. COLLARD
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

Fort Lauderdale, Florida
April 16, 1999

                               TECHNISOURCE, INC.
                       1901 CYPRESS CREEK ROAD, SUITE 202
                         FORT LAUDERDALE, FLORIDA 33309

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1999

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                     TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Technisource, Inc. (the "Company") of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on Thursday, May 6, 1999, at The Westin of Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, FL 33309, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 16, 1999. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1901 Cypress Creek Road, Suite 202, Fort Lauderdale, Florida 33309, and its telephone number is (954) 493-8601.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and act upon the following matters:

     1. To elect six directors of the Company to serve until the 2000 Annual Meeting of Shareholders;

     2. To ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, and (b) in favor of the appointment of KPMG LLP as the Company's independent certified public accountants. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 19, 1999, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,385,000 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required to ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the year ending December 31, 1999, and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 19, 1999, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company's Named Executive Officers (as defined below); and (iii) all directors and executive officers of the Company as a group. The calculation of the Percentage of Outstanding Shares is based on 10,385,000 shares outstanding on March 19, 1999. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                       AMOUNT OF BENEFICIAL OWNERSHIP
                                                               OF COMMON STOCK
                                                  ------------------------------------------
                                                     TOTAL SHARES               PERCENTAGE
NAME OF BENEFICIAL OWNER                          BENEFICIALLY OWNED           OUTSTANDING
Joseph W. Collard(1).........................          3,458,090                     33.3%
James F. Robertson(2)........................          3,315,530                     31.9%
Paul Cozza(3)................................            303,158                      2.9%
John A. Morton(4)............................              6,060                      *
C. Shelton James.............................                  0                      *
Paul J. Kinyon...............................                  0                      *
H. Scott Barrett ............................                  0                      *
All Executive Officers and Directors
 as a group (7 persons)(5)...................          7,082,838                     66.8%

5% SHAREHOLDER:
Wall Street Associates.......................            556,900                      5.36%
1200 Prospect St., Suite 100
Lavolla, CA 92037

---------------------------
* Less than 1%.
(1) Consists of shares owned by J.W.C. Limited Partnership, of which Mr. Collard is the indirect beneficial owner.
(2) Consists of shares owned by J.F.R. Limited Partnership, of which Mr. Robertson is the indirect beneficial owner.
(3) Includes 218,158 options to purchase shares of the Company's common stock, which are currently exercisable.
(4) Consists of 6,060 options to purchase shares of the Company's common stock, which are currently exercisable.
(5) Includes 224,218 options to purchase shares of the Company's common stock, which are currently exercisable.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to hold office until the 2000 Annual Meeting of Shareholders and until their successors have been elected and qualified. The six nominees for election as directors are Joseph W. Collard, James F. Robertson, John A. Morton, H. Scott Barrett, C. Shelton James and Paul J. Kinyon. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S 2000 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

1998 DIRECTORS           AGE        POSITION WITH THE COMPANY
--------------           ---        -------------------------
Joseph W. Collard        41         President and Chief Executive Officer(2)
James F. Robertson       38         Executive Vice President and Chief
                                    Operating Officer(1)
John A. Morton           51         Vice President of Finance and Chief
                                    Financial Officer
H. Scott Barrett         38         Director(2)
C. Shelton James         59         Director(1)(2)
Paul J. Kinyon           41         Director(1)(2)

--------------------
(1) Member of Audit Committee
(2) Member of Compensation Committee

     JOSEPH W. COLLARD, a founder of the Company, has served as its President and Chief Executive Officer and as a director since the formation of the Company in March 1987. From 1981 to 1987, he served as a computer consultant on a number of projects for, among others, AlliedSignal, Lear Siegler, Mannesmann Demag A.G., General Electric, IBM and Martin Marrieta. Mr. Collard has over 15 years of experience in the IT services industry.

     JAMES F. ROBERTSON, a founder of the Company, serves as its Executive Vice President and Chief Operating Officer and has served as a director since the formation of the Company in March 1987. Prior to 1987, he worked as a software engineer and consultant on a number of projects for, among others, AlliedSignal, General Dynamics, Honeywell, Lear Siegler and United Technologies.

     JOHN A. MORTON joined the Company as its Vice President of Finance and Chief Financial Officer in November 1997 and was elected as a director in April 1998. Prior to joining the Company, Mr. Morton was employed as the chief financial officer of Tire Group International, Inc. since 1995, as the chief financial officer of Advanced Promotions Technologies, Inc. between 1991 and 1995, and as the controller at Office Depot, Inc. from 1987 to 1991. Mr. Morton is a certified public accountant.

     H. SCOTT BARRETT is senior vice president and chief information officer of Republic Industries, Inc., owner of National Car Rental Systems, Inc., Alamo Rent A Car, Inc. and CarTemps USA.

     C. SHELTON JAMES is the president and a director of Fundamental Management Corporation and has previously held numerous positions with Gould, Inc., including the position of President of the Gould Computer Systems Division.

     PAUL J. KINYON is a vice president at AEGON USA Realty Advisors, Inc. He holds an MBA in finance from the University of Chicago.

OTHER 1998 EXECUTIVE OFFICERS

NAME               AGE       POSITION WITH THE COMPANY
Paul Cozza         36        Vice President of Sales and National Sales Director

     PAUL COZZA joined the Company in 1990 and currently serves as its Vice President of Sales and Director of National Sales. He has served the Company as a recruiting professional, an account manager and a regional manager of the Company's Midwest region. Mr. Cozza has over 13 years of sales experience.

                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     Between the date of the Company's initial public offering and December 31, 1998, the Board of Directors held two meetings. During such period, all directors attended at least 75% of the meetings of the Company's Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors and correspondence and telephone conferences with the Company's executive officers, key employees, and others regarding matters of interest to the Company.

AUDIT COMMITTEE

    The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent certified public accountants, the scope of other services provided by the Company's independent certified public accountants, proposed changes in the Company's financial accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent certified public accountants. The Audit Committee did not hold any meetings during the year ended December 31, 1998. Messrs. James, Robertson and Kinyon currently serve as members of the committee. Mr. James serves as Chairman of the Audit Committee.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for recommending to the Board of Directors the salaries, bonuses and other compensation for the Company's executive officers and will establish such compensation levels for the other officers and employees of the Company. The Compensation Committee also will administer the Technisource Long-Term Incentive Plan (the "Incentive Plan"), including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the Incentive Plan. The Compensation Committee did not hold any meetings during the year ending December 31, 1998. Messrs. Kinyon, Barrett, Collard and James currently serve as members of the Compensation Committee. Mr. Kinyon serves as Chairman of the Compensation Committee.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is entitled to receive a fee of $1,500 for attendance at each meeting of the Board of Directors. In addition, each non-employee director is entitled to receive $500 for attendance at each meeting of a committee of the Board of Directors.

     Each non-employee director of the Company is entitled to receive an option to purchase 5,000 shares of Common Stock upon their appointment to the Board of Directors and is entitled to receive an option to purchase 2,500 shares of Common Stock annually thereafter, so long as they continue to serve on the Board of Directors.

     All directors are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

         Form 3 filings were not made on a timely basis by certain entities formed for the benefit of Mr. Collard and Mr. Robertson with respect to the shares of the Company's common stock beneficially owned by them.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation during the fiscal years ended December 31, 1998, 1997 and 1996, earned by the Company's Chief Executive Officer and the three other highest paid executive officers of the Company during 1998 (collectively the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                    -------------------------------------
                                     ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                             -------------------------------------  --------------------------  ---------
                                                        OTHER       RESTRICTED   SECURITIES
                                                        ANNUAL        STOCK      UNDERLYING       LTIP       ALL OTHER
NAME AND                     SALARY      BONUS       COMPENSATION   AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION(1)
PRINCIPAL POSITION   YEAR      ($)        ($)            ($)           ($)          (#)           ($)           ($)
Joseph W. Collard    1998    134,461       -              -             -            -             -             500
President and CEO    1997    104,000       -              -             -            -             -          13,665
                     1996    359,000       -              -             -            -             -             -

James F. Robertson   1998    129,846       -              -             -            -             -             -
Executive Vice       1997    104,000       -              -             -            -             -          10,694
President and COO    1996    340,982       -              -             -            -             -             -

Paul Cozza           1998    175,000     56,250           -             -         304,158          -             500
V. P. and National   1997    175,349    143,000           -             -         303,158          -          16,290
Sales Director       1996    252,977       -              -             -            -             -             -

John A. Morton       1998    110,000       -              -             -          19,182          -           7,879
V.P. and CFO         1997     14,061       -              -             -          18,182          -             -
                     1996       -          -              -             -            -             -             -

(1) Consists of life insurance premiums paid by the Company, the Company's reimbursement of certain personal expenses and matching contributions to the Company's 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth option grants to the Named Executive Officers during the year ended December 31, 1998:

                                                   INDIVIDUAL GRANTS
                            NUMBER OF SECURITIES   % OF TOTAL OPTIONS   EXERCISE OR               GRANT DATE
                             UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   BASE PRICE  EXPIRATION     PRESENT
NAME                           GRANTED (#)(1)        IN FISCAL YEAR      ($/SHARE)2     DATE      VALUE ($)(3)
Paul Cozza................          1,000                   *               5.75       10/8/08     $2,594.20
John A. Morton............          1,000                   *               5.75       10/8/08     $2,594.20

 * Less than 1% of total options granted during the year ended December 31, 1998.
(1) For 1998, all options awarded to the named executive officers by the Compensation and Organization Committee were long-tem incentive awards granted on October 8, 1998. Each executive officer's options will vest in 5 years. Like all options granted in 1998, vesting is accelerated upon death or permanent disability. Generally, all of the executive officers' options will expire 10 years from the date of grant or earlier if employment terminates.
(2) The exercise price per share is the fair market value of the common stock on the date of grant. This is the closing price of the Technisource, Inc. common stock on the NASDAQ Exchange on the date of grant.

                                       7

(3) These values were calculated using the Black-Scholes stock option-pricing model. The model, as applied, uses the grant date of October 8, 1998 and the fair market value on that date of $5.75 per share as discussed above. The model also assumes (a) a risk-free rate of return of 5.79% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 35%,
     (c) a constant dividend yield of 0%, and (d) an exercise date, on average, of 6 years after grant.

THE MODEL WAS NOT ADJUSTED FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF THE TECHNISOURCE, INC. COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at December 31, 1998:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                        SHARES                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                      ACQUIRED ON     VALUE              OPTIONS AT             IN-THE-MONEY OPTIONS
                                       EXERCISE      REALIZED         FISCAL YEAR-END        AT FISCAL YEAR-END ($)(1)
NAME                                      (#)          ($)       EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Paul Cozza.........................      85,000       828,325      218,158        1,000       $2,125,949        $4,125
John A. Morton.....................         -            -           6,060       13,122           $9,848       $21,323

(1) The option value is based on the difference between the fair market value of the shares on December 31, 1998, which was $9.875 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

401(K) PLAN

     The Company maintains a 401(k) defined contribution plan (the "401(k) Plan"). All employees of the Company who have completed three months of employment are eligible to participate in the 401(k) Plan, pursuant to which each participant may contribute up to 15.0% of eligible compensation (up to a statutorily prescribed annual limit of $10,000 in 1998). The Company may at its discretion match contributions made by employees to the 401(k) Plan. All amounts contributed by the employee participants and earnings on these contributions are full vested at all times. Employee participants may elect to invest their contributions in various established funds.

LONG-TERM INCENTIVE PLAN

          The Incentive Plan became effective January 1,1998. The Incentive Plan provides for awards ("Awards") consisting of grants of discretionary stock options, formula stock options, IT Professional stock options, stock appreciation rights, restricted stock and performance awards to employees, non-employee directors and other persons who perform services for the Company.

         The Incentive Plan is administered by the Company's Compensation Committee, consisting of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under
Section 162(m) of the Code. The Compensation Committee is authorized to select the individuals to whom Awards will be granted, determine the type, size and terms and conditions of Awards, construe and interpret the Incentive Plan, and provide for the acceleration of the date or dates on which an option becomes exercisable. The Compensation Committee is authorized to delegate the Incentive Plan administration responsibilities to one or more employees of the Company.

         The maximum number of shares of Common Stock that may be made the subject of Awards granted under the Incentive Plan is 1,590,000 . In the event of any change in capitalization of the Company, however, the Compensation Committee shall adjust the maximum number and class of shares with respect to which Awards may be granted, the number and class of shares which are subject to outstanding Awards and the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the shares of Common Stock subject to the Award again become available for grant under the Incentive Plan.

         The Compensation Committee may grant Awards to any employee, non-employee director, consultant, advisor, or independent contractor of the Company ("Optionee"). The Compensation Committee is authorized to grant to eligible persons options ("Options") to purchase a specified number of shares of Common Stock at a stated price per share. An Option may be intended to qualify as an incentive stock option ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NQO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The exercise price and the term of an NQO shall be determined by the Compensation Committee on the date that the NQO is granted.

         Options shall become exercisable in whole or in part by the Optionee on the date or dates specified by the Compensation Committee. The Compensation Committee may provide that an Option becomes exercisable in installments over a period of years or upon the attainment of stated goals. The Compensation Committee, in its sole discretion, may accelerate the date or dates on which an Option becomes exercisable.

         Each Option shall expire on such date or dates, as the Compensation Committee shall determine at the time the Option is granted. Upon termination of an Optionee's employment with the Company (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any such Options which are then exercisable shall remain exercisable for such period after termination of the Optionee's employment as the Compensation Committee may have determined at the time the Option was granted. If an Optionee's employment with the Company is terminated for cause (as defined in the Incentive Plan), all of such person's Options shall immediately terminate.

         Payment for shares of Common Stock purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made in cash or in any other manner as may be authorized by the Compensation Committee. Each Option shall be evidenced by a written agreement containing such terms and the Compensation Committee shall establish conditions consistent with the Incentive Plan as shall be established by the Compensation Committee.

         The Incentive Plan provides for automatic grants of NQO's to non-employee directors ("Formula Options"). Each non-employee director will receive: (i) a Formula Option to purchase 5,000 shares of Common Stock upon his or her initial election and qualification as a member of the Board of Directors; and (ii) a Formula Option to purchase 2,500 shares of Common Stock upon each re-election and qualification as a member of the Board of Directors. The per share exercise price of the Formula Option is equal to 100% of the fair market value of the shares of Common Stock on the date of grant. Each Formula Option becomes exercisable with respect to 100% of the underlying shares on the first anniversary of the date of grant. If a non-employee director ceases to serve as a director of the Company, each Formula Option shall expire on such date or dates, as the Compensation Committee shall determine at the time the Option is granted. Payment for shares of Common Stock purchased upon exercise of a Formula Option must be made in full at the time of purchase. Payment may be made in cash or in any other manner as may be authorized by the Compensation Committee. Each Formula Option shall be evidenced by a written agreement containing such terms and the Compensation Committee shall establish conditions consistent with the Incentive Plan as. The Compensation Committee is authorized to grant to IT professionals options to purchase a specified number of shares of Common Stock at a stated price per share (an "IT Professional Option"). The purchase price of the shares of Common Stock subject to each IT Professional Option shall be equal to 100% of the fair market value as of the date of grant.

         An IT Professional Option shall become exercisable upon the completion of 6,120 hours of service for the Company as a IT Professional during the five year period ending on the anniversary of the date of grant. If, however, the IT Professional has not completed at least the applicable number of hours of service for the Company as an IT Professional during the period ending on the fifth anniversary of the date of grant, the IT Professional Option that would have otherwise become exercisable in accordance with the preceding sentence shall terminate.

         Each IT Professional Option shall terminate not more than five years from the date of the grant. If an IT professional's employment with the Company is terminated for cause (as defined in the Incentive Plan), all of such person's IT Professional Options shall immediately terminate. Payment for shares of Common Stock purchased upon exercise of an IT Professional Option must be made in full at the time of purchase.

         Payment may be made in cash or in any other manner as may be authorized by the Compensation Committee. Each IT Professional Option shall be evidenced by a written agreement containing such terms and conditions consistent with the Incentive Plan as shall be established by the Compensation Committee.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Joseph W. Collard effective as of January 1, 1998. Under the agreement, Mr. Collard serves as President and Chief Executive Officer of the Company for a term expiring on January 1, 2003, unless earlier terminated for cause, upon the death or disability of Mr. Collard, or, at the election of Mr. Collard, upon a change in control of the Company. In the event Mr. Collard is terminated without cause or upon a change in control of the Company, in both cases as defined in the agreement, Mr. Collard is entitled to receive as severance compensation his base salary, bonus compensation and annual stock options until the later to occur of the date 36 months after such termination and January 1, 2003. The agreement provides that Mr. Collard receives base annual compensation of $170,000 for each year during the term of the agreement, subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Collard also receives an annual bonus in an amount to be determined by the Board of Directors, based upon Mr. Collard's and the Company's performance. The agreement also provides that the Company will provide Mr. Collard with the use of an automobile. Mr. Collard is prohibited from competing with the Company during the term of the agreement and for one year after termination thereof.

         The Company entered into an employment agreement with James F. Robertson effective as of January 1, 1998. Under the agreement, Mr. Robertson serves as Executive Vice President and Chief Operating Officer of the Company for a term expiring on January 1, 2003, unless earlier terminated for cause, upon the death or disability of Mr. Robertson, or, at the election of Mr. Robertson, upon a change in control of the Company. In the event Mr. Robertson is terminated without cause or upon a change in control of the Company, in both cases as defined in the agreement, Mr. Robertson is entitled to receive as severance compensation his base salary, bonus compensation and annual stock options until the later to occur of the date 36 months after such termination and January 1, 2003. The agreement provides that Mr. Robertson receives base annual compensation of $160,000 for each year during the term of the agreement, subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Robertson also receives an annual bonus in an amount to be determined by the Board of Directors based upon Mr. Robertson's and the Company's performance. The agreement also provides that the Company will provide Mr. Robertson with the use of an automobile. Mr. Robertson is prohibited from competing with the Company during the term of the agreement and for one year after termination thereof.

         The Company entered into an employment agreement with Paul Cozza effective as of January 1, 1998. Under the agreement, Mr. Cozza serves as Vice President of Sales and Director of National Sales of the Company for a three-year term, unless earlier terminated for cause or upon the death or disability of Mr. Cozza. The term of Mr. Cozza's employment will be automatically renewed for an additional one-year term unless either Mr. Cozza or the Company provides notice of their intention not to renew the agreement. In the event Mr. Cozza is terminated without cause, Mr. Cozza is entitled to receive as severance compensation his base salary, bonus compensation, and annual stock options until the later to occur of the date twelve months after such termination and the end of the term of the agreement. The agreement provides that Mr. Cozza will receive base annual compensation of $175,000 for each year during the term of the agreement, subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Cozza is eligible to receive an annual stock option grant in an amount to be determined by the Board of Directors based upon Mr. Cozza's and the Company's performance. Mr. Cozza received a bonus of $143,378 for 1998. After 1998, Mr. Cozza's bonus will be determined by the Board of Directors based upon Mr. Cozza's and the Company's performance. Mr. Cozza is prohibited from competing with the Company during the term of the agreement and for two years after termination thereof.

         The Company entered into an employment agreement with John A. Morton effective as of November 11, 1997. Under the agreement, Mr. Morton serves as Vice President of Finance and Chief Financial Officer of the Company for a three-year term, unless earlier terminated for cause or upon the death or disability of Mr. Morton. The term of Mr. Morton's employment will be automatically renewed for an additional one-year term unless either Mr. Morton or the Company provides notice of their intention not to renew the agreement. In the event Mr. Morton is terminated without cause, Mr. Morton is entitled to receive as severance compensation his base salary, bonus compensation, and annual stock options until the later to occur of the date twelve months after such termination and the end of the term of the agreement. The agreement provides that Mr. Morton will receive base annual compensation of $110,000 for each year during the term of the agreement, subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Morton is eligible to receive an annual bonus and an annual stock option grant in amounts to be determined by the Board of Directors based upon Mr. Morton's and the Company's performance. Mr. Morton is prohibited from competing with the Company during the term of the agreement and for two years after termination thereof. Mr. Morton has received an option to purchase shares of Common Stock at an exercise price equal to $8.25 per share, based on an assumed initial public offering price of $11.00 per share. These options vest over a three-year period beginning November 11, 1997 and expire on November 11, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's initial public offering of common stock on June 30, 1998, at which time the Board of Directors established the Compensation Committee, Joseph Collard, the Company's President and Chief Executive Officer, and James Robertson, the Company's Executive Vice President and Chief Operating Officer, had responsibility for all decisions with respect to executive officer compensation. Following June 30, 1998, all decisions regarding compensation of the Company's executive officers have been subject to the authority of the Compensation Committee. Mr. Collard is a member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for recommending to the Board of Directors the salaries, bonuses and other compensation for the Company's executive officers and will establish such compensation levels for the other officers and employees of the Company. The Compensation Committee is also responsible for administering the Technisource Long-Term Incentive Plan, including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the Incentive Plan.

     In determining the compensation of the Company's executive officers, the Compensation Committee takes into account all factors that it considers relevant, including business conditions in general and the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of the shareholders of the Company. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company.

     As indicated above, the Company has entered into an employement ageement with Mr. Collard dated as of January 1, 1998, with Mr. Collard serving as the Company's President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Collard's bonus and stock option compensation is directly related to corporate performance. All of Mr. Collard's compensation for the year ended December 31, 1998 was determined by the Board of Directors prior to the establishment of the Compensation Committee. The factors that Board of Directors considered in determining Mr. Collard's compensation were as follows. Mr. Collard is a co-founder of the Company and has been primarily responsible for the management of the Company in its successful effort to achieve year to year earnings and revenue growth. In addition, Mr. Collard was instrumental in the success of the Company's initial public offering of common stock.

         Compensation Committee:

                  Paul J. Kinyon
                  H. Scott Barrett
                  C. Shelton James
                  Joseph W. Collard

PERFORMANCE GRAPH

         The graph below compares the six month total return to shareholders (stock price appreciation/depreciation) for Technisource, Inc. common stock with the comparable returns of two indexes: the NASDAQ Stock Market (US) and the NASDAQ Computer & Data Processing Services Stocks. The graph assumes that shareholders invested $100 in Technisource common stock and in each of the indexes on June 25, 1998. Points on the graph represent the performance as of the last business day of each of the years indicated.

COMPARISON OF SIX MONTH TOTAL RETURN TO STOCKHOLDERS

                               [GRAPHIC OMITTED]

                                                     6/25/98         12/31/98
TSRC                                                   $100           $ 89.77
NASDAQ Stock Market (US)                               $100           $119.32
NASDAQ Computer & Data Processing Services             $100           $121.98

         If a shareholder invested $100 in Technisource common stock on the date of the Company's common stock commenced trading on the Nasdaq National Market (June 25, 1998), such shareholder's investment would have decreased to $89.77 by the end of 1998. This compares with a $100 investment growing to $119.32 in the NASDAQ Stock Market Index (US) and to $121.98 in the NASDAQ Computer & Data Processing Services Index.

                                   PROPOSAL 2:

          RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     The firm of KPMG LLP, certified public accountants, served as the Company's independent certified public accountants for the year ended December 31, 1998. KPMG LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiary, nor has such firm had any such interest in connection with the Company or its subsidiary during the past year, other than in its capacity as the Company's independent certified public accountants. The Board of Directors has appointed KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999. Although the Board is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting, in order to ascertain the views of its shareholders. The Board will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Board will reconsider its selection. Representatives of KPMG LLP will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available free of charge upon request. To obtain such additional copies, please contact the Company's Investor Relations Department at
(954) 493-8601.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2000 Annual Meeting of Shareholders must comply with the Company's Bylaws and the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must have been mailed to the Company at its offices at 1901 Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, and must be received by the Company before December 15, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment.

PROXY                               TECHNISOURCE, INC.                    PROXY

                 (Solicited on behalf of the Board of Directors)

The undersigned holder of common stock of Technisource, Inc. revoking all proxies heretofore given hereby constitutes and appoints Joseph W. Collard and James F. Robertson, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Technisource, Inc,. to be held at The Westin of Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 to be held May 6, 1999, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matters which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders

TECHNISOURCE, INC.

May 6, 1999

Please Detach and Mail in the Envelope Provided


[X] Please mark your votes as in this example

[ ] FOR all nominees listed at right (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY to vote for nominees listed at right

(1) Election of six (6) directors to serve until the 2000 Annual Meeting of Shareholders.

FOR except withhold from the following nominee(s):

Nominees: Joseph W. Collard, James F. Robertson, John A. Morton, C. Shelton James, Paul J. Kinyon, H. Scott Barrett

(2) To ratify the appointment of KPMG LLP as independent accountants for the fiscal year 1999. For [] Against [] Abstain []

(3) Upon any and all other business which may properly come before the Annual Meeting. For [] Against [] Abstain []

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, (in which case it will be voted as specified).

SIGNATURE
DATED:
1999
SIGNATURE
DATED:
1999

NOTE: Please sign exactly as name or names appear herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.